Exhibit 10.1

AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT

This Amendment No. 2 to Employment Agreement dated November 30, 2021 (this “Amendment”) is entered into between Chembio Diagnostics, Inc., a Nevada corporation (the “Company”), and Javan Esfandiari (“Employee”), with respect to the Employment Agreement dated as of March 5, 2016, as previously amended by Amendment No. 1 thereto dated as of March 20, 2019 (as so amended, the “Agreement”), between the Company and Employee.

The Company and Employee wish to amend the provisions of the Agreement with respect to the term of Employee’s employment by the Company, as set forth below. In consideration of the mutual covenants, promises and agreements herein contained, the Company and Employee hereby covenant, promise and agree to and with each other as follows:

1.    Term. The first sentence of Section 4 of the Agreement is amended and restated in its entirety as follows:

“Unless terminated earlier as provided for in this Agreement, the term of this Agreement (the “Term”) shall commence on the Effective Date and continue in effect through December 31, 2024, provided that commencing on January 1, 2025 and each January 1 thereafter, the Term shall be automatically extended for one additional year unless the Company shall have delivered to Employee, at least three months prior to the scheduled expiration of the Term (or any extension thereof), written notice that the Term will not be extended.”

2.   Miscellaneous. Except as set forth herein, the terms of the Agreement are unchanged and shall remain in full force and effect. This Amendment, and its validity, interpretation and enforcement, shall be governed by the laws of the State of New York, excluding conflict of laws principles. The headings in this Amendment are for convenience only, form no part of this Agreement and shall not affect the interpretation of this Amendment. This Amendment shall not be construed against either of the parties.

In Witness Whereof, each of the parties has executed, or caused to be executed, this Amendment as of the date first written above.

Javan Esfandiari	Chembio Diagnostics, Inc.

/s/ Javan Esfandiari	By:	/s/ Richard L. Eberly
Chief Executive Officer and President